SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2014

NUMEREX CORP
(Exact Name of Issuer as Specified in Charter)

Pennsylvania	0-22920	11-2948749
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3330 Cumberland Boulevard
Suite 700
Atlanta, Georgia  30339
 (Address of principal executive offices)

(770) 693-5950
(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 28, 2014, Numerex Corp (the “Company”) signed a definitive agreement (the “Merger Agreement”) to acquire Omnilink Systems Inc., a Delaware corporation (“Omnilink”).  Under the terms of the Merger Agreement, a wholly-owned subsidiary of the Company will be merged with and into Omnilink (the “Merger”) with Omnilink surviving as a wholly-owned subsidiary of the Company.

Subject to the terms and conditions of the Merger Agreement, upon completion of the Merger, the capital stock of Omnilink will be converted into the right to receive total cash consideration of $37.5 million, subject to adjustment as set forth in the Merger Agreement (the “Merger Consideration”).  At closing, the Company will set aside the following amounts of the Merger Consideration into accounts:

•	$4,500,000 (the “Escrow Fund”),
•	$400,000, subject to adjustment as set forth in the Merger Agreement (the “Working Capital Escrow”), and
•	$100,000 (the “Expense Fund”)

The Escrow Fund will remain in place for 18 months, and will constitute security for indemnification obligations to the Company and certain other related persons with respect to, among other things, breaches of Omnilink’s representations, warranties and covenants contained in the Merger Agreement.  The Working Capital Escrow will be used to pay any amounts payable to Company, resulting from any shortfall between Omnilink’s estimated net working capital as of the closing and the net working capital contained in the finally agreed-upon closing balance sheet of Omnilink  within approximately 60 to 90 days after the closing.  The Expense Fund will be available solely to reimburse the stockholders’ representative appointed in accordance with the terms of the Merger Agreement and will be released substantially at the same time as the Escrow Fund.

The requisite number of Omnilink stockholders have executed a written consent and approved the Merger Agreement and the Merger.  No other consents, votes, or authorizations of Omnilink stockholders are needed to adopt the Merger Agreement or the Merger.  Omnilink stockholders who do not wish to accept the Merger Consideration for their shares and who did not approve or consent to the Merger Agreement or the Merger may dissent from the Merger and may have appraisal rights with respect to such shares of Omnilink’s capital stock, subject to the requirements of Section 262 of the Delaware General Corporation Law.

Completion of the Merger is subject to certain customary conditions set forth in the Merger Agreement.  Following the satisfaction or waiver of each of the conditions, the Merger will become effective upon the filing of the certificate of merger and any other required documents with the Secretary of State of the State of Delaware.  Currently, the parties believe that the Merger will be consummated no later than 30 days following the execution of the Merger Agreement.
The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference thereto.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or conditions of the Company, Omnilink or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Forward-looking Statements

This report contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed transaction and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this report are based on information available to the Company on the date hereof. In some cases you can identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “goals,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the Company’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include failure to satisfy conditions required for the consummation of the Merger, failure or delay in consummation of the transaction for other reasons, the risks and uncertainties related to the Company’s ability to successfully integrate the operations, products and employees of the Company and Omnilink; the effect of the potential disruption of management’s attention from ongoing business operations due to the pending merger; the effect of the announcement of the proposed merger on the Company’s and Omnilink’s relationships with their respective customers, vendors and lenders and on their respective operating results and businesses generally changes in laws or regulations, changes in the financial or credit markets or economic conditions generally and other risks as are mentioned in reports filed by the Company with the SEC from time to time. The Company does not undertake any obligation to publicly release any revision to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Caution should be taken that these factors could cause the actual results to differ from those stated or implied in this report and other Company communications.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Agreement and Plan of Merger dated April 28, 2014*
99.1	Press release dated April 29, 2014

*   Certain schedules and exhibits to this agreement have been omitted in accordance with item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMEREX CORP

Date: May 2, 2014	/s/ Richard A. Flynt
Richard A. Flynt
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Agreement and Plan of Merger dated April 28, 2014
99.1	Press release dated April 29, 2014

*   Certain schedules and exhibits to this agreement have been omitted in accordance with item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.